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                                                                        EXHIBIT 21.1

                                SUBSIDIARIES OF THE REGISTRANT AS OF JUNE 30, 2003

                                                     Jurisdiction of
                                                       incorporation         % of Voting
                NAME OF CORPORATION                   or organization      Securities Held
---------------------------------------------------   ---------------      ---------------

Kronos, Inc.                                           Delaware                 100
  Kronos Canada, Inc.                                  Canada                   100
  Kronos International, Inc.                           Delaware                 100
    Kronos Titan GmbH & Co. OHG                        Germany                  100
      Unterstutzungskasse Kronos Titan-GmbH            Germany                  100
    Kronos Chemie-GmbH                                 Germany                  100
    Kronos World Services S.A./N.V.                    Belgium                  100
    Societe Industrielle du Titane, S.A.               France                    94
    Kronos Limited                                     United Kingdom           100
    Kronos Denmark ApS                                 Denmark                  100
      Kronos Europe S.A./N.V.                          Belgium                  100
        Kronos B.V.                                    Holland                  100
      Kronos Norge A/S                                 Norway                   100
        Kronos Titan A/S                               Norway                   100
        Titania A/S                                    Norway                   100
          The Jossingfjord Manufacturing Company A/S   Norway                   100
      Kronos Invest A/S                                Norway                   100(a)
    Kronos Louisiana, Inc.                             Delaware                 100
      Kronos (US) Inc.                                 Delaware                 100
      Louisiana Pigment Company, L.P.                  Delaware                  50(b)

(a)   On March 30, 2002, Titania Invest A/S was merged into Kronos Invest A/S.
(b)   Unconsolidated joint venture accounted for by the equity method.
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